PROSPECTUS and                        Pricing Supplement No. 005
PROSPECTUS SUPPLEMENT, each           Effective at 6:17 P.M.
Dated October 24, 1996                November 8, 1996

                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus
Supplement.

Issue Date:                           November 15, 1996

Stated Maturity:                      November 15, 2006

Interest Rate:                        6.75% per annum

Interest Payment Dates:               Monthly, on the 15th day
                                      of each month commencing
                                      December 15, 1996 and at
                                      Stated Maturity

Agent's Discount or Commission        1.397%

Agent's Capacity                      ____ Agent  _X__ Principal*


* If acting as principal, $2,000,000.00 aggregate principal amount of the Notes are being purchased by Smith Barney Inc.
at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                             SMITH BARNEY INC.
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